                          SECURITYHOLDERS' AGREEMENT

          THIS SECURITYHOLDERS' AGREEMENT (the "Agreement"), entered into this 31st day of July, 1996 is made by and among Primus Telecommunications Group, Incorporated, a Delaware corporation (the "Company"), K. Paul Singh, a resident of Virginia, Quantum Industrial Partners LDC, a Cayman Islands limited duration company ("QIP"), S-C Phoenix Holdings, L.L.C., a Delaware limited liability company ("S-C"), Winston Partners II LDC, a Cayman Islands limited duration company ("WP LDC") and Winston Partners II LLC, a Delaware limited liability company ("WP LLC"). QIP, S-C, NW LDC and WP LLC and their registered assigns are collectively referred to as the "Investors".

          WHEREAS, pursuant to a Securities Purchase Agreement, dated as of July 31, 1996 (the "Purchase Agreement"), among the Company and the Investors, the Company shall issue on the date hereof to the Investors (i) 285,714 shares (the "Purchased Shares") of the Company's common stock, par value $.01 per share (the "Common Stock") and (ii) warrants (the "Purchase Warrants") exercisable for that number of shares of Common Stock specified therein and has agreed to issue additional Common Stock (the "Additional Purchase Agreement Shares") to the Investors upon the occurrence of certain conditions specified in the Purchase Agreement. In addition, the Company has issued to the Investors warrants (the "Contingent Warrants") providing for the issuance of shares of Common Stock upon the occurrence of certain conditions specified therein; and

          WHEREAS, the parties desire to set forth more fully their agreements regarding the investment of the Investors in the Company:

          NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

          SECTION 1.1.  Definitions.
                        -----------

          As used herein, the following terms shall have the respective meanings set forth below:

          "Affiliate" of any Person means any Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). With respect to the Investors, the term "Affiliate" shall include one or more of Chatterjee Management Company, Purnendu Chatterjee, George Soros or Soros Fund Management or affiliates thereof, and any Person or entity for which any such Person or entity acts as investment advisor or investment manager.

          "Board of Directors" means the Board of Directors of the Company, as constituted from time to time in accordance with this Agreement and the Company's by-laws.

          "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law or executive order to close in New York, New York.

          "Capital Stock" means any class of capital stock of the Company.

          "Change of Control" means any transaction or series of transactions in which any person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Sections 13(d) and 14(d) of the Exchange Act) other than Singh (but including any person or group that becomes an Affiliate of Singh as a result of, or in contemplation of, any such transaction or series of transactions) becomes the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), by way of merger, consolidation, other business combination or otherwise, of greater than 30% of the total voting power (on a fully diluted basis as if all convertible securities had been converted and all warrants and options had been exercised) entitled to vote in the election of Directors of the Company or the surviving Person of any such merger, consolidation or other business combination (if other than the Company).

          "Compelled Sale" means the sale by the Investors of Investor Shares pursuant to Section 3.4.

          "Director" means a member of the Board of Directors.

          "Family Group" means a Person's parents, spouse, descendants (whether or not adopted) and stepchildren and any trust solely for the benefit of such Person and/or the Person's parents, spouse, stepchildren and/or descendants.

          "First Year Compelled Sale Price" is that Compelled Sale Price required to be received by an Investor on the date of the Compelled Sale so that such Compelled Sale Price when added to all cash flows to each Investor from its investments in the

Company (including, without limitation, dividends and sales of stock, etc., during the period from the date hereof to the date of the Compelled Sale) provides a rate of return of at least 35% on all cash flows from such Investor in connection with its investments in the Company (including, without limitation, the initial purchase, the exercise price with respect to any exercise of warrants or options, other than the Warrant B Alternative Exercise Price (as defined in the Purchase Warrants) etc., during the period from the date hereof to the date of the Compelled Sale). For purposes of this definition, the 35% rate of return referred to above is the rate required as of the date of the Compelled Sale and is not to be annualized. By way of example only, on the date of the Compelled Sale, the aggregate of the Compelled Sale Price and all other cash flows to such Investor from its investment in the Company must be $1.35 for every $1.00 of cash flow from such Investor in connection with its investment in the Company.

          "Investor Shares" means (i) the Purchased Shares issued to the Investors pursuant to the Purchase Agreement; (ii) the Purchase Warrants issued to the Investors pursuant to the Purchase Agreement; (iii) the Contingent Warrants issued to the Investors pursuant to the Purchase Agreement; (iv) any shares of Common Stock issued or issuable upon exercise of the Purchase Warrants referred to in clause (ii); (v) any shares of Common Stock issued or issuable upon exercise of the Contingent Warrants referred to in clause (iii); (vi) the Additional Purchase Agreement Shares; and (vii) any shares of Common Stock issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) through (vi) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Investor Shares, such shares will cease to be Investor Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or by similar provision then in force) under the Securities Act.

          "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.

          "Priority Return" is the cash amount that the Company would have to transfer to each Investor on the date of the Compelled Sale so that the internal rate of return on (i) all the cash flows both to and from each Investor from its investments in the Company (including, without limitation, the initial purchase, the exercise price with respect to any exercise of warrants or options, dividends, sale of stock (including the amount received pursuant to the Compelled Sale, but excluding the Warrant B

Alternative Exercise Price as defined in the Purchase Warrants) etc., during the period from the date hereof to and including the date of the Compelled Sale) and
(ii) the cash amount referred to above, would be 35%.

          "Public Offering" means an underwritten public offering of shares of Common Stock pursuant to an effective Registration Statement under the Securities Act of 1933, as then in effect or any comparable statement under any similar federal statute then in force or effect.

          "Qualified Public Offering" means a Public Offering of at least 1,000,000 shares of Common Stock at a price per share of at least $35 (before underwriting commissions).

          "Singh" means K. Paul Singh, a resident of Virginia, or in the event he is not then alive or legally competent, his executor, the administrator of his estate or his legal representative (including, without limitation, his guardian, conservator or other similar fiduciary).

          "Third Party" means any Person that is not an Affiliate or a member of the Family Group, as appropriate, of the Company, Singh or the Investors.

          "Underlying Shares" means (i) the Purchased Shares issued to the Investors pursuant to the Purchase Agreement; (ii) any shares of Common Stock issued or issuable upon exercise of the Purchase Warrants issued to the Investors pursuant to the Purchase Agreement; (iii) any shares of Common Stock issued or issuable upon exercise of the Contingent Warrants issued to the Investors pursuant to the Purchase Agreement, (iv) the Additional Purchase Agreement Shares, (v) any shares of Common Stock issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) through
(iv) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and
(v) any other shares of Capital Stock held by the Investors; provided that Underlying Shares will cease to be Underlying Shares when they cease to be Investor Shares.

                                  ARTICLE II
                    CORPORATE GOVERNANCE; VOTING AGREEMENTS

          SECTION 2.1.  Board of Directors.
                        ------------------

             (a) The parties hereto agree that the Investors shall collectively be entitled to designate one (1) member of the Board of Directors (the "Investors' Nominee") to be appointed immediately after the closing of the issuance of the Purchased Shares and the Purchase Warrant.

              (b) Singh agrees that he will vote all shares of Capital Stock owned by him, controlled by him, or over which he has voting power to elect, and will otherwise support the election of, the Investors' Nominee as a Director. No transfer of shares of Capital Stock by Singh shall be permitted unless such transferee agrees to be bound by the provisions of this Section 2.

              (c) The Company agrees that it will take all actions necessary to insure that the Investors' Nominee is nominated as a member of the Board of Directors.

              (d) In the event that any Investors Nominee vacates his seat on the Board of Directors, whether by resignation, death, removal or otherwise, the parties hereto agree to fill any such vacancy with a person designated by the Investors.

        SECTION 2.2.  Approved Offerings.  Each Investor hereby agrees to vote
                      ------------------
its shares of Capital Stock and take all other necessary actions within its control to approve a debt and/or equity offering (if such an offering is deemed to be desirable by the Company) on substantially the same terms as have been proposed as of the date hereof by Lehman Brothers, financial advisor to the Company (a draft, dated July 26, 1996, of the registration statement of which has been delivered to the Investors); provided that the price per security offered in such a debt and/or equity offering is at least $35. Each Investor hereby agrees to waive its right to include any of its Underlying Shares in such offering.

        SECTION 2.3.  Further Assurances.  Each holder of Capital Stock
                      ------------------
hereto, and the Company, as applicable, hereby consents and agrees to vote its shares of Capital Stock and take all actions required under the Company's certificate of incorporation and by-laws and otherwise use its best efforts to cause the transactions contemplated by this Agreement and the provisions hereof to be effectuated.

        SECTION 2.4.  Termination of Obligations.  The obligations set forth
                      --------------------------
in Section 2.1 shall terminate upon the consummation of a Qualified Public Offering.
                                  ARTICLE III
                    PREEMPTIVE RIGHTS; TRANSFER RESTRICTIONS
                              AND OFFER PROCEDURES

        SECTION 3.1.  Preemptive Rights.
                      -----------------

              (a) Except for the issuance of the Company's Capital Stock or securities (i) pertaining to options or rights to acquire shares of Capital Stock existing on the date hereof, (ii) pursuant to a Public Offering if the managing underwriter of such Public Offering advises the Company in writing that in its opinion it is necessary for the Investors to waive their preemptive rights granted hereunder in order for the Public Offering to achieve its maximum benefit, (iii) pursuant to the exercise of the Purchase Warrants and/or the Contingent Warrants, (iv) as the Additional Purchase Agreement Shares, or (v) additional stock or option issuances to directors or employees of the Company pursuant to stock option plans existing on the date hereof including the number of shares issuable thereunder as of the date hereof (or amendments to such plans or new plans if agreed to by the Investors), if the Company at any time after the date hereof authorizes the issuance or sale of any Capital Stock or any securities containing options or rights to acquire any shares of Capital Stock (other than as a dividend on the outstanding Capital Stock), the Company shall first offer to sell to each Investor a portion of such Capital Stock or other securities equal to the percentage of Underlying Shares held by such Investor at the time of such issuance; provided that for purposes of this Section 3.1, Underlying Shares shall not include (x) the Contingent Warrants if the proposed issuance of Capital Stock or other securities by the Company takes place prior to the time the Contingent Warrants are by their terms exercisable or have by their terms become null and void or (y) the Additional Purchase Agreement Shares if the right to receive them has not occurred.

          (b) In order to exercise its purchase rights hereunder, each Investor must within 20 days after receipt of written notice from the Company describing in reasonable detail the Capital Stock or securities being offered, the purchase price thereof, the payment terms and such Investor's pro rata percentage allotment, deliver a written notice to the Company describing its election hereunder. Any Capital Stock not elected to be purchased by the end of such 20-day period shall be reoffered for an additional 10-day period by the Company on a pro rata basis to the Investors who elected to purchase all shares of such Capital Stock originally offered to such Investors.

          (c) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such Capital Stock or securities which the Investors have not elected to purchase during the 120 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Investors. Any Capital Stock or securities offered or sold by the Company to any Person after such 120-day period must be reoffered to the Investors pursuant to the terms of this Section 3.1.

          SECTION 3.2.  Transfer Restrictions.
                        ---------------------

                (a) No Investor shall transfer any interest in any Investor Shares except pursuant to and in accordance with the provisions of this
Section 3.2.

                (b) If, at any time, an Investor wishes to sell any of its Investor Shares to a Third Party, such sale shall be made pursuant to the following procedures:

                     (i) Each Investor shall deliver to the Company a written notice of its intention (an "Offer Notice"), describing the material terms and conditions of the proposed sale, including the number of Investor Shares offered for sale (the "Offered Shares") and the proposed price. The Company shall have 30 calendar days from the date of receipt of the Offer Notice to give each such Investor written notice that it intends to purchase (or to have its designee purchase) the Offered Shares on the same terms and conditions set forth in the Offer Notice (a "Purchase Notice"). If the Company delivers to any such Investor a Purchase Notice within such time period, the closing for the purchase and sale of the Offered Shares to be purchased by the Company (or its designee) must take place within 60 calendar days from the date of such Purchase Notice (the "Closing Period"). In the event the Company fails to deliver to any such Investor a Purchase Notice within 30 calendar days from the date of its receipt of the Offer Notice, delivers a notice indicating that it does not intend to purchase the Offered Shares or fails to close the purchase and sale of the Offered Shares prior to the expiration of the Closing Period, any such Investor will have the right, for a period of 120 calendar days after the earlier of (i) the date the Company delivers a notice indicating that it does not intend to purchase the Offered Shares; (ii) the date that is 30 calendar days after the date of delivery of the Offer Notice to the Company or (iii) the expiration of the Closing Period to sell the Offered Shares to any Third Party, at a price per share not less than 95 % of the price proposed in the Offer Notice.

                     (ii) The purchase price for any Investor Shares purchased by the Company (or its designee) pursuant to this Section 3.2(b) will be paid in cash by wire transfer in immediately available funds to a bank account designated by each Investor not less than three Business Days prior to closing.

                     (iii) At any closing under this Section 3.2(b), each Investor will deliver to the relevant purchaser good and valid title to the Investor Shares being sold by each such Investor, free and clear of any taxes, liens or charges.

                (c)  Permitted Transferees.  The restrictions set forth in
Section 3.2(b) shall not apply to (i) any transfer of Investor Shares by any Investor among its Affiliates or (ii) a transfer of Investor Shares by any Investor pursuant to the laws of descent and distribution or among such Investor's Family Group; provided that the provisions of this Agreement will continue to be applicable to the Investor Shares after any transfer pursuant to clauses (i) and (ii) above and the transferees of such Investor Shares shall agree in writing to be bound by the provisions of this Agreement.

          (d) Transfers to Competitors. Notwithstanding paragraph (c) above, without the prior written consent of the Company, no Investor shall transfer any Investor Shares to any company that either directly or through an Affiliate competes to a material extent with the Company or any of its subsidiaries in the provision of international telecommunications services in the United States, Australia, the United Kingdom, France, Germany, Mexico, Hong Kong, Italy and Canada. Each Investor agrees to notify the Company if, to its knowledge, it is transferring any Investor Shares to any company that either directly or through an Affiliate competes to a material extent with the Company or any of its Subsidiaries in the provision of international telecommunications.

          (e) Transfers to One Hundred Persons. Notwithstanding paragraph (c) above, without the prior written consent of the Company, the Investors will not transfer their Investor Shares to more than 100 transferees in the aggregate.

          (f) Termination of Restrictions.  The restrictions set forth in
Section 3.2(b) shall terminate upon the consummation of a Qualified Public Offering. The restrictions set forth in Section 3.2(d) shall terminate upon the earlier of (i) the consummation of a Qualified Public Offering or (ii) three years from the date hereof. The restrictions in Section 3.2(e) shall terminate upon the consummation of a Public Offering.

       SECTION 3.3.  Legends.  Each certificate evidencing outstanding
                     -------
Investor Shares held by Investors shall bear a legend in substantially the following form:

       THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT IN EFFECT UNDER THE SAID ACT, OR UNLESS AN EXCEPTION FROM REGISTRATION IS AVAILABLE.

       THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SECURITYHOLDERS' AGREEMENT DATED AS OF JULY 31, 1996, COPIES OF WHICH WILL BE FURNISHED BY PRIMUS
       TELECOMMUNICATION

          GROUP, INCORPORATED AND ANY SUCCESSOR THERETO UPON REQUEST AND WITHOUT CHARGE.

          SECTION 3.4.  Right to Compel Sale.
                        --------------------

               (a) If at any time a Third Party offers to buy 80% or more of the outstanding shares of Capital Stock and holders of a majority of the Capital Stock, including Singh, (other than the Investor Shares held by the Investors) agree to sell their shares of Capital Stock to such Third Party, Singh or the Company shall have the right (but not the obligation) to compel Investors to sell their Investor Shares to such Third Party if the following conditions are met: (i) the terms and conditions for the purchase of the Investor Shares (including the price (the "Compelled Sale Price") are identical to those relating to the purchase of all other outstanding shares of Capital Stock, (ii) the Third Party Investor must purchase all of the Investor Shares owned by Investors, (iii) the consideration to be received by each Investor and every other seller of shares of Capital Stock to such Third Party shall be cash or liquid securities, (iv) during the period commencing on the date hereof and ending on the first anniversary (the "First Anniversary") of the date hereof, each Investor receives the First Year Compelled Sale Price and (v) following the First Anniversary, the Compelled Sale Price must be an amount such that the Priority Return shall be equal to or less than zero.

               (b) In the event the Company or Singh elects to exercise its right to cause a Compelled Sale, it will deliver written notice (a "Compelled Sale Notice") to Investors, setting forth the consideration and describing the other material terms and conditions of the Compelled Sale, including the proposed closing date, which shall be not less than 15 Business Days from the date the Compelled Sale Notice is delivered. At the closing for the Compelled Sale, against payment of the purchase price for the Investor Shares to be sold by Investors, Investors will deliver to the Third Party the certificate or certificates representing the number of Investor Shares held by Investors, duly endorsed, together with all other documents which are necessary in order to effect such Compelled Sale.

               (c) The rights and obligations set forth in this Section 3.4 shall terminate upon the consummation of a Qualified Public Offering.

          SECTION 3.5.  Tag Along.
                        ---------

               (a) If Singh proposes to sell, in one transaction or in a series of related transactions (a "Tag Along Sale") any shares of Common Stock of the Company to any Third Party, Investors shall have the right to participate in such Tag Along Sale on the following terms:

               (i) Singh shall give Investors not less than 20 Business Days' written notice (a "Sale Notice") of its intention, describing the price offered, all other material terms and conditions of the Tag Along Sale and, if the consideration payable pursuant to the Tag Along Sale consists in whole or in part of consideration other than cash, such information relating to such other consideration as Investors may reasonably request and which is available to Singh.

               (ii) In connection with any Tag Along Sale, Investors shall have the right, in their sole discretion, to sell, for the same price per share being paid to, and otherwise on the same terms and conditions, as Singh, Underlying Shares then held by it in such amount as determined pursuant to the next sentence. If an Investor has elected to participate in such sale, it shall be entitled to sell such amount of Underlying Shares equal to its pro rata ownership of shares in comparison to Singh.

          For example, if the sale contemplated a sale of 100 shares by Singh and if Singh at such time owns 30% of all the shares of the corporation on a fully-diluted basis and if an Investor elects to participate and owns 20% of all shares of the corporation on a fully-diluted basis, Singh would be entitled to sell 60 shares and the Investor Holder would be entitled to sell 40 Underlying Shares.

          An Investor may sell a Purchase Warrant or a Contingent Warrant (if such Contingent Warrant is then exercisable) in the proposed transfer rather than the Underlying Shares relating thereto. In such case, the price of such warrant shall be equal to the price at which the Common Stock is to be transferred times the number of shares of Common Stock into which such warrant would be exercisable at that time minus the exercise price of such warrant.
With respect to a Purchase Warrant, any such Purchase Warrant will be treated as if it were exercisable on such date.

               (iii) Investors must exercise their tag along right by giving written notice to Singh or the Company, as the case may be, within 15 Business Days of the delivery of a Sale Notice, specifying the number of Investor Shares that each Investor desires to include in the Tag Along Sale. At the closing for the Tag Along Sale, against payment of purchase price for the Investor Shares to be sold by Investors, Investors will deliver to the Third Party the certificate or certificates representing such number of Investor Shares, duly endorsed, together with all other documents which are necessary in order to effect such Tag Along Sale.

              (b) The provisions of this Section 3.5 shall not apply to any sale or sales of up to 2.5% (in the aggregate) of the amount of Common Stock owned by Singh on the date hereof.

              (c) The rights and obligations set forth in this Section 3.5 shall terminate upon the consummation of a Qualified Public Offering.


                                   ARTICLE IV
                                 MISCELLANEOUS

          SECTION 4.1.  Share Certificates.  Any shares of Capital Stock issued
                        ------------------
to an Investor pursuant to the Purchase Agreement, Purchase Warrant, Contingent Warrant, or pursuant to preemptive rights exercised hereunder will be Permanently Unrestricted Share Certificates (as defined in the by-laws of the Company). The Company shall not amend its by-laws with respect to Article IX thereof or in any other way that adversely affects an Investor or the transferability of shares owned by such Investor, without such Investor's prior written consent.

          SECTION 4.2.  Transfers in Violation of Agreement.  Any transfer or
                        -----------------------------------
attempted transfer of any Investor Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Investor Shares as the owner of such shares for any purpose.

          SECTION 4.3.  Amendment and Waiver.  Except as otherwise provided
                        --------------------
herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against any party hereto unless such modification, amendment or waiver is approved in writing by such party.

          SECTION 4.4.  Severability.  Whenever possible, each provision of this
                        ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          SECTION 4.5.  Entire Agreement.  Except as otherwise expressly set
                        ----------------
forth herein, this document, the Purchase Agreement, the Registration Rights Agreement, the Purchase Warrant and the Contingent Warrant embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          SECTION 4.6.  Successors and Assigns.  The provisions of this
                        ----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and to the extent applicable heirs, executors, administrators and legal representatives and any subsequent holders of Investor Shares and the respective successors and assigns of each of them, so long as they hold Investor Shares.

          SECTION 4.7.  Counterparts.  This Agreement may be executed in
                        ------------
separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          SECTION 4.8.  Remedies.  The parties hereto agree and acknowledge that
                        --------
money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the parties hereto shall have the right to injunctive relief, in addition to all of its rights and remedies at law or in equity, to enforce the provisions of this Agreement. Nothing contained in this Agreement shall be construed to confer upon any Person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise.

          SECTION 4.9.  Notices.  All notices, demands or other communications
                        -------
to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered or received by certified mail, return receipt requested, confirmed telecopy or sent by guaranteed overnight courier service. Such notices, demands and other communications will be sent to the parties as indicated in the Purchase Agreement, and to Singh as indicated below, or to any party (including any new party) at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

               K. Paul Singh
               9888 Windy Hollow Road
               Great Falls, Virginia 22066
               Fax:  703-757-9378

               with a copy to:

               Pepper, Hamilton & Scheetz
               3000 Two Logan Square
               Eighteenth and Arch Street
               Philadelphia, Pennsylvania 19103-2799
               Attention: Julia D. Corelli

          SECTION 4.10.  Governing Law.  The corporate law of Delaware will
                         -------------
govern all issues concerning the relative rights of the Company and its stockholders. All other issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

          SECTION 4.11.  Descriptive Headings.  The descriptive headings of this
                         --------------------
Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          IN WITNESS WHEREOF, the parties, by their respective officers duly authorized, have caused this Agreement to be duly executed and delivered as of the date hereof.

                              PRIMUS TELECOMMUNICATIONS GROUP,
                              INCORPORATED


                              By: /s/ K. Paul Singh
                                 ------------------------------
                                    K. Paul Singh
                                    President, Chief Executive Officer



                               /s/ K. Paul Singh
                              ---------------------------------
                              K. PAUL SINGH


                              QUANTUM INDUSTRIAL PARTNERS LDC


                              By: /s/ Michael Neus
                                 ------------------------------
                                    Name:  Michael Neus
                                    Title: Attorney-in-fact


                              S-C PHOENIX HOLDINGS, L.L.C.


                              By: /s/ Michael Neus
                                 ------------------------------
                                    Name:  Michael Neus
                                    Title: Attorney-in-fact

                            [EXECUTIONS CONTINUED]

                              WINSTON PARTNERS II LLC

                              By:   Chatterjee Advisors L.L.C., its manager


                              By: /s/ Peter Hurwitz
                                 ------------------------------
                                    Name: Peter Hurwitz
                                    Title: Manager


                              WINSTON PARTNERS II LDC


                              By: /s/ Peter Hurwitz
                                 -------------------------------
                                    Name: Peter Hurwitz
                                    Title: Attorney-in-fact